Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended October 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$175,143
Unrealized Gain (Loss) on Market Value of Futures	215,090
Dividend Income	828
Interest Income	1,630
Total Income (Loss)	$392,691

Expenses
Sponsor Management Fees	$3,366
Brokerage Commissions	1,198
Total Expenses	$4,564
Net Income (Loss)	$388,127

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/17	$3,003,082
Net Income (Loss)	388,127

Net Asset Value End of Month	$3,391,209
Net Asset Value Per Share (100,040 Shares)	$33.90

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended October 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(274,184)
Unrealized Gain (Loss) on Market Value of Futures	6,160
Dividend Income	686
Interest Income	910
Total Income (Loss)	$(266,428)

Expenses
Sponsor Management Fees	$2,608
Brokerage Commissions	1,095
Total Expenses	$3,703
Net Income (Loss)	$(270,131)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/17	$1,849,959
Net Income (Loss)	(270,131)

Net Asset Value End of Month	$1,579,828
Net Asset Value Per Share (100,040 Shares)	$15.79

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
Monthly Account Statement
For the Month Ended October 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(99,041)
Unrealized Gain (Loss) on Market Value of Futures	221,250
Dividend Income	1,514
Interest Income	2,540
Total Income (Loss)	$126,263

Expenses
Sponsor Management Fees	$5,974
Brokerage Commissions	2,293
Total Expenses	$8,267
Net Income (Loss)	$117,996

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/17	$4,853,041
Net Income (Loss)	117,996

Net Asset Value End of Month	$4,971,037

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612